EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11, Commercial Mortgage Pass-Through Certificates, Series 2013-C11 (the Transaction), issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2013 (the "Pooling and Servicing Agreement"), executed in connection with the Transaction. Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

  I, Leland F. Bunch, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Mall at Tuttle Crossing Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Marriott Chicago North Hotel Mortgage Loan on and after October 23, 2013, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Westfield Countryside Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Southdale Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Mall at Tuttle Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott Chicago North Hotel Mortgage Loan on and after October 23, 2013, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Southdale Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Westfield Countryside Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Marriott Chicago River North Hotel Mortgage Loan on and after October 23, 2013, National Tax Search, LLC, as Servicing Function Participant for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013, National Tax Search, LLC, as Servicing Function Participant for the Mall at Tuttle Crossing Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Westfield Countryside Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant, Park Bridge Lender Services LLC, as Trust Advisor for the Southdale Center Mortgage Loan, Situs Holdings, LLC, as Trust Advisor for the Mall at Tuttle Crossing Mortgage Loan, Situs Holdings, LLC, as Trust Advisor for the Westfield Countryside Mortgage Loan, Situs Holdings, LLC, as Trust Advisor, Situs Holdings, LLC, as Trust Advisor for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Wells Fargo Bank, National Association, as Certificate Administrator for the Westfield Country Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Marriott Chicago River North Hotel Mortgage Loan on and after October 23, 2013, Wells Fargo Bank, National Association, as Master Servicer for the Westfield Country Loan, Wells Fargo Bank, National Association, as Custodian for the Westfield Country Loan, Wells Fargo Bank, National Association, as Master Servicer for the Mall at Tuttle Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Mall at Tuttle Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Mall at Tuttle Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Southdale Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Southdale Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013, Wells Fargo Bank, National Association, as Custodian for the Marriott Chicago River North Hotel Mortgage Loan on and after October 23, 2013, Wells Fargo Bank, National Association, as Master Servicer for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott Chicago River North Hotel Mortgage Loan on and after October 23, 2013, and Wells Fargo Bank, National Association, as Certificate Administrator for the Marriott Chicago River North Hotel Mortgage Loan prior to October 23, 2013

    Dated:   March 31, 2014


    /s/ Leland F. Bunch
    Signature

    Name: Leland F. Bunch
    Title: Senior Vice President
    (senior officer in charge of securitization of the depositor)